Exhibit 99.1

Heinz Reports Double-Digit First-Quarter EPS Growth to $0.87 from Continuing Operations

Fiscal 2013 First-Quarter Results – Continuing Operations, Excluding Fiscal 2012 Productivity Charges:

•	Heinz delivered its 29th consecutive quarter of organic sales growth (volume plus price) of 4.8%.

•	Reported sales declined 1.5% to $2.79 billion, reflecting a -5.6% foreign currency exchange impact.

•	Emerging Markets delivered 19.3% organic sales growth (+11.2% reported) and represented a record 26% of total Company sales.

•	Top 15 Brands delivered organic sales growth of 5.9% (+0.1% reported).

•	Global Ketchup posted 3.7% organic sales growth (-1.2% reported).

•	Operating income was essentially flat (+10.7% reported), including a -5.3% foreign currency impact.

•	Net income grew almost 10% to $279 million. Reported net income increased 23.2%.

•	EPS increased 10% (+24.3% reported).

•	On a constant currency basis, sales grew 4.2%, operating income increased 5.1% and EPS rose 15.2%, which excludes non-recurring items in the prior year.

Reconciliations of non-GAAP amounts are set forth in the attached financial tables. Results excluding charges for productivity initiatives in Fiscal 2012 represent the Company’s reported results adjusted to exclude charges for workforce reductions, factory closures and other implementation costs taken in Fiscal 2012 to accelerate growth. Organic sales are defined as volume plus price or total sales growth excluding the impact of foreign exchange and acquisitions and divestitures. Operating free cash flow is defined as cash from operations less capital expenditures net of proceeds from disposal of Property, Plant & Equipment. Also, constant currency as used in this press release is defined as the reported amount adjusted for translation (the effect of changes in average foreign exchange rates between the current period and the corresponding prior year) and the impact of current-year foreign currency translation hedges.

PITTSBURGH--(BUSINESS WIRE)--August 29, 2012--H.J. Heinz Company (NYSE:HNZ) today reported strong first-quarter results, with growth of 10.1% in earnings per share from continuing operations (excluding special charges a year ago). The results reflected double-digit sales growth in Emerging Markets, improved results in the U.S. and Australia, higher volume and pricing, improved productivity and a favorable tax rate.

“Heinz delivered strong results and our 29th consecutive quarter of organic sales growth, despite the difficult economic environment, higher commodity costs and headwinds from foreign currency,” said Chairman, President and CEO William R. Johnson. “Heinz is off to a good start in Fiscal 2013, led by our trio of growth engines – Emerging Markets, Global Ketchup and our Top 15 Brands.”

Continuing Operations

In the fiscal quarter ended July 29, reported sales declined 1.5% to $2.79 billion, reflecting the unfavorable impact of 5.6% from foreign currency exchange rates. Net pricing increased 2.3%, led by Emerging Markets, as well as the U.K. and the U.S. Volume increased 2.5%, led by strong growth in Emerging Markets, as well as growth in Japan, the U.K. and the U.S. Divestitures reduced total sales by 0.6%, primarily reflecting the exit from the Boston Market® license in the U.S. and the sale of a small soup business in Germany.

Heinz delivered organic sales growth of 4.8%, led by Emerging Markets, which posted organic sales growth of 19.3% for the quarter (11.2% reported). Emerging Markets represented a record 26% of total Company sales.

The Company's Top 15 Brands achieved organic sales growth of 5.9% (0.1% reported), led by Quero®, Master®, Golden Circle, ABC®, Weight Watchers® Smart Ones®, Heinz® and Ore-Ida®. Global Ketchup delivered organic sales growth of 3.7% (1.2% decline on a reported basis), led by strong growth in Brazil, Russia and China.

On a reported basis, gross profit grew 1.9% to $1 billion and gross margin increased 120 basis points to 35.9%. Excluding charges for productivity initiatives in Fiscal 2012, gross profit decreased 1.3%, largely due to a $55 million unfavorable impact from foreign exchange, and gross margin increased 10 basis points. The gross margin improvement was driven by higher pricing and productivity, which more than offset higher commodity costs.

Marketing for the first quarter increased 4.5% on a constant currency basis (2.4% decline on a reported basis) as the Company continued to invest behind its leading brands.

Reported SG&A expenses (excluding marketing) decreased 3.8% to $476 million. SG&A as a percentage of sales declined to 17.1% from 17.5% a year ago, due to effective cost management, the overlap of prior-year productivity charges and the impact of foreign exchange. Excluding charges for productivity initiatives a year ago, SG&A (excluding marketing) decreased 2.0% and declined to 17.1% of sales from 17.2%. During the quarter, Heinz increased investments in Project Keystone, the Company’s global initiative to upgrade and harmonize systems and processes; and in greater capabilities in Emerging Markets.

Operating income grew 10.7% to $410 million. Excluding charges for productivity initiatives in Fiscal 2012, operating income was virtually flat due to a 5.3% unfavorable impact from foreign exchange (up 5.1% on a constant currency basis).

The effective tax rate for the current quarter was 17.7% compared to a prior year reported rate of 23.3% (24.0% excluding charges for productivity initiatives). The Company continues to expect a full-year tax rate in the low twenties for Fiscal 2013.

Net income from continuing operations grew 23.2% to $279 million from $227 million a year ago. Excluding charges for productivity initiatives a year ago, net income rose 9.5%, also impacted by 5.5% of unfavorable foreign exchange.

Reported diluted earnings per share from continuing operations grew 24.3% to $0.87 from $0.70 a year ago. Excluding charges for productivity initiatives last year, EPS grew 10.1% from $0.79 a year ago. EPS this year was reduced by $0.04 from unfavorable foreign currency translation and translation hedges.

On a constant currency, continuing operations basis, sales grew 4.2%, operating income increased 5.1% and EPS rose 15.2%, which excludes non-recurring items in the prior year. Total Company net income including discontinued operations was $258 million; and EPS grew to $0.80.

Discontinued Operations

In the first quarter of Fiscal 2013, Heinz completed the previously announced sale of its U.S. Foodservice frozen desserts business. This transaction resulted in a $31.5 million pre-tax ($20.4 million after-tax) loss, which has been recorded in discontinued operations. The frozen desserts business had reported sales of $2.5 million in the first quarter, versus $17.0 million a year ago.

Fiscal 2013 Outlook

“Our strong first-quarter results put Heinz on track to deliver our previously announced outlook for Fiscal 2013,” Mr. Johnson said.

For the full year in Fiscal 2013, Heinz expects:

•	At least 4.0% organic sales growth;

•	Constant currency EPS growth of 5-8% on a continuing operations basis and excluding special items in Fiscal 2012; and

•	Strong operating free cash flow of more than $1 billion.

FIRST-QUARTER OPERATING RESULTS BY BUSINESS SEGMENT

North American Consumer Products

Reported sales decreased 2.0% to $759 million, while organic sales increased 0.9%. Net pricing increased 1.0%. Overall, volume was flat as the U.S. retail business delivered 1.2% organic growth, which was offset by a decline in Canada. New product innovations, (e.g. Ore-Ida® Grillers, new Smart Ones® breakfasts and meals), and new package sizes and product formats contributed growth, as did increased sales of frozen potatoes. These gains were partially offset by the Company’s decision to exit T.G.I. Friday’s® frozen meals. Sales were also unfavorably impacted by 1.8% from the decision to exit the Boston Market® license, which has been classified as a divestiture. Unfavorable Canadian exchange translation rates decreased sales 1.1%. Operating income decreased 3.9% to $183 million, down 2.9% on a constant currency basis.

Europe

Reported sales declined 7.2% to $778 million, due to an 8.8% impact from unfavorable foreign exchange translation rates. Organic sales grew by 2.0% in a difficult economic environment. Net pricing increased 2.9%, largely driven by the U.K., Benelux and Eastern Europe. Volume decreased 0.9%, reflecting weak economies and soft category sales in Continental Europe and Italy, partially offset by strength in Eastern Europe (especially Russia) and the U.K. Operating income was flat at $137 million but increased almost 8.0% on a constant currency basis.

Asia/Pacific

Reported sales decreased 1.9% to $658 million as unfavorable foreign exchange translation rates decreased sales by 6.1%. Organic sales increased 4.1%, including pricing of 1.4%. Volume increased 2.7%, reflecting growth in Indonesia, India, China and Japan, partially offset by planned declines in Long Fong® frozen products in China, reflecting the significant streamlining of that business in the fourth quarter of Fiscal 2012. Operating income increased 18.9% to $73 million and increased almost 30.0% on a constant currency basis. Australia’s operating income doubled in the quarter as a result of last year’s productivity initiatives, SKU rationalization and improved operations.

U.S. Foodservice

Both reported and organic sales grew 2.4% to $315 million. Pricing increased sales 2.6% while volume remained relatively flat. Operating income rose 12.7% to $37 million.

Rest of World

Reported sales increased 16.5% to $281 million, as unfavorable foreign exchange translation decreased sales by 15.1%. Organic sales grew 31.7%, including pricing of 6.8%. Volume increased 24.9%, driven by Brazil, where the Heinz and Quero brands delivered strong normalized volume growth of 36.0%; and the business benefitted from an extra month of results in the quarter due to an accounting calendar change. The increase in Brazil was partially offset by softness in Venezuela, reflecting the economic environment. Operating income decreased 4.0% to $31 million, but increased 3.0% on a constant currency basis despite overlapping very strong profit results in the first quarter of Fiscal 2012.

Conference Call/Webcast on First-Quarter Fiscal 2013 Results

H.J. Heinz Company will host a conference call and Webcast for Securities Analysts and Media (listen only) to discuss the Company’s first-quarter Fiscal 2013 results and its Fiscal 2013 outlook today, August 29, 2012, at 8:30 a.m. Eastern time.

The meeting will be hosted by:

•	Art Winkleblack, Executive Vice President and Chief Financial Officer

•	Ed McMenamin, Senior Vice President, Finance

•	Margaret Nollen, Senior Vice President, Investor Relations & Global Program Management Officer

A Webcast of the meeting and the presentation slides will be available to the general public in real-time and archived for playback on the Company Website, www.Heinz.com.

Live Event Dial-in Details:

Participants:
Institutional Investors/Analysts – U.S. Dial-In: 1-866-515-2913
Institutional Investors/Analysts – International Dial-In: 1-617-399-5127
Passcode: Heinz Earnings

Listen Only:
Media – U.S. Dial-In: 1-877-280-4954
Media – International Dial-In: 1-857-244-7311
Passcode: Heinz Earnings

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS:

This press release and our other public pronouncements contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words “will,” “expects,” “anticipates,” “believes,” “estimates” or similar expressions and include our expectations as to future revenue growth, earnings, capital expenditures and other spending, dividend policy, and planned credit rating, as well as anticipated reductions in spending. These forward-looking statements reflect management’s view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz’s control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include, but are not limited to:

•	sales, volume, earnings, or cash flow growth,

•	general economic, political, and industry conditions, including those that could impact consumer spending,

•	competitive conditions, which affect, among other things, customer preferences and the pricing of products, production, and energy costs,

•	competition from lower-priced private label brands,

•
increases in the cost and restrictions on the availability of raw materials, including agricultural commodities and packaging materials, the ability to increase product prices in response, and the impact on profitability,

•	the ability to identify and anticipate and respond through innovation to consumer trends,

•	the need for product recalls,

•	the ability to maintain favorable supplier and customer relationships, and the financial viability of those suppliers and customers,

•	currency valuations and devaluations and interest rate fluctuations,

•	changes in credit ratings, leverage, and economic conditions and the impact of these factors on our cost of borrowing and access to capital markets,

•
our ability to effectuate our strategy, including our continued evaluation of potential opportunities, such as strategic acquisitions, joint ventures, divestitures, and other initiatives, our ability to identify, finance, and complete these transactions and other initiatives, and our ability to realize anticipated benefits from them,

•	the ability to successfully complete cost reduction programs and increase productivity,

•	the ability to effectively integrate acquired businesses,

•	new products, packaging innovations, and product mix,

•	the effectiveness of advertising, marketing, and promotional programs,

•	supply chain efficiency,

•	cash flow initiatives,

•	risks inherent in litigation, including tax litigation,

•
the ability to further penetrate and grow and the risk of doing business in international markets, particularly our emerging markets; economic or political instability in those markets, strikes, nationalization, and the performance of business in hyperinflationary environments, in each case such as Venezuela; and the uncertain global macroeconomic environment and sovereign debt issues, particularly in Europe,

•	changes in estimates in critical accounting judgments and changes in laws and regulations, including tax laws,

•	the success of tax planning strategies,

•	the possibility of increased pension expense and contributions and other people-related costs,

•	the potential adverse impact of natural disasters, such as flooding and crop failures, and the potential impact of climate change,

•	the ability to implement new information systems, potential disruptions due to failures in information technology systems, and risks associated with social media,

•
with regard to dividends, dividends must be declared by the Board of Directors and will be subject to certain legal requirements being met at the time of declaration, as well as our Board’s view of our anticipated cash needs, and

•
other factors described in “Risk Factors” and “Cautionary Statement Relevant to Forward-Looking Information” in the Company’s Annual Report on Form 10-K for the fiscal year ended April 29, 2012 and reports on Forms 10-Q thereafter.

The forward-looking statements are and will be based on management’s then current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

ABOUT HEINZ: H.J. Heinz Company, offering “Good Food Every Day”™ is one of the world’s leading marketers and producers of healthy, convenient and affordable foods specializing in ketchup, sauces, meals, soups, snacks and infant nutrition. Heinz provides superior quality, taste and nutrition for all eating occasions whether in the home, restaurants, the office or “on-the-go.” Heinz is a global family of leading branded products, including Heinz® Ketchup, sauces, soups, beans, pasta and infant foods (representing over one third of Heinz’s total sales), Ore-Ida® potato products, Weight Watchers® Smart Ones® entrées, T.G.I. Friday’s® snacks, and Plasmon infant nutrition. Heinz is famous for its iconic brands on six continents, showcased by Heinz® Ketchup, The World’s Favorite Ketchup®.

H.J. Heinz Company and Subsidiaries
Consolidated Statements of Income
(In Thousands, Except per Share Amounts)

	First Quarter Ended
	July 29, 2012	July 27, 2011
	FY2013	FY2012

Sales	$2,791,224	$2,832,598
Cost of products sold	1,789,236	1,848,966

Gross profit	1,001,988	983,632

Selling, general and administrative expenses	591,650	613,094

Operating income	410,338	370,538

Interest income	8,358	9,777
Interest expense	73,371	70,955
Other income/(expense), net	2,266	(2,280)

Income from continuing operations before income taxes	347,591	307,080

Provision for income taxes	61,587	71,506
Income from continuing operations	286,004	235,574
Loss from discontinued operations, net of tax	(21,326)	(615)
Net income	264,678	234,959

Less: Net income attributable to the noncontrolling interest	6,651	8,845
Net income attributable to H.J. Heinz Company	$258,027	$226,114

Income/(loss) per common share:
Diluted
Continuing operations attributable to H.J. Heinz Company common shareholders	$0.87	$0.70
Discontinued operations attributable to H.J. Heinz Company common shareholders	(0.07)	-
Net income attributable to H.J. Heinz Company common shareholders	$0.80	$0.70

Average common shares outstanding - diluted	322,843	324,246

Basic
Continuing operations attributable to H.J. Heinz Company common shareholders	$0.87	$0.70
Discontinued operations attributable to H.J. Heinz Company common shareholders	(0.07)	-
Net income attributable to H.J. Heinz Company common shareholders	$0.81	$0.70

Average common shares outstanding - basic	320,293	321,411

Cash dividends per share	$0.515	$0.48

Amounts attributable to H.J. Heinz Company common shareholders:
Income from continuing operations, net of tax	$279,353	$226,729
Loss from discontinued operations, net of tax	(21,326)	(615)
Net income	$258,027	$226,114

(Totals may not add due to rounding)

H.J. Heinz Company and Subsidiaries
Segment Data

(Amounts in thousands)	First Quarter Ended
	July 29, 2012	July 27, 2011
	FY2013	FY2012
Net external sales:
North American Consumer Products	$758,852	$774,621
Europe	777,916	837,832
Asia/Pacific	657,933	670,766
U.S. Foodservice	315,346	307,967
Rest of World	281,177	241,412
Consolidated Totals	$2,791,224	$2,832,598

Operating income (loss):
North American Consumer Products	$183,431	$190,778
Europe	137,194	137,439
Asia/Pacific	72,829	61,245
U.S. Foodservice	36,650	32,531
Rest of World	31,013	32,296
Other:
Non-Operating	(50,779)	(43,240)
Productivity initiatives (a)	-	(40,511)
Consolidated Totals	$410,338	$370,538

The company's revenues are generated via the sale of products in the following categories:

Ketchup and Sauces	$1,319,300	$1,310,480
Meals and Snacks	970,652	991,450
Infant/Nutrition	296,718	322,114
Other	204,554	208,554
Total	$2,791,224	$2,832,598

(a) Includes costs in Fiscal 2012 associated with targeted workforce reductions, asset write-offs associated with factory closures and other implementation costs in order to increase manufacturing effectiveness and accelerate productivity on a global scale. Other implementation costs primarily include professional fees and relocation costs for the establishment of a European supply chain hub in the Netherlands.

H.J. Heinz Company and Subsidiaries
Non-GAAP Performance Ratios

The Company reports its financial results in accordance with accounting principles generally accepted in the United States of America ("GAAP"). However, management believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. The following table provides the calculation of the non-GAAP performance ratios discussed in the Company's press release dated August 29, 2012:

Sales Variances

The following table illustrates the components of the change in net sales versus the prior year for each of the five reported business segments.

	First Quarter Ended July 29, 2012
											Total Net
					Organic		Net Acquisitions/		Foreign		Sales
	Volume	+	Price	=	Sales Growth (a)	+	(Divestitures)	+	Exchange	=	Change
Segment:
North American Consumer Products	(0.1%)		1.0%		0.9%		(1.8%)		(1.1%)		(2.0%)
Europe	(0.9%)		2.9%		2.0%		(0.4%)		(8.8%)		(7.2%)
Asia/Pacific	2.7%		1.4%		4.1%		0.0%		(6.1%)		(1.9%)
U.S. Foodservice	(0.2%)		2.6%		2.4%		0.0%		0.0%		2.4%
Rest of World	24.9%		6.8%		31.7%		0.0%		(15.1%)		16.5%
Consolidated Totals	2.5%		2.3%		4.8%		(0.6%)		(5.6%)		(1.5%)

Fiscal 2012 Results Excluding Charges for Productivity Initiatives

The following table reconciles the Company's Fiscal 2012 reported results to results excluding charges for productivity initiatives.

(amounts in thousands)	First Quarter Ended July 27, 2011
Continuing Operations	Reported Results	-	Charges for productivity initiatives	=	Results excluding charges for productivity initiatives (b)
Sales	$2,832,598		$-		$2,832,598
Gross Profit	$983,632		$(31,390)		$1,015,022
Gross Profit Margin	34.7%		(1.1%)		35.8%
SG&A excluding marketing	$494,956		$9,121		$485,835
SG&A excluding marketing as a percentage of sales	17.5%		0.3%		17.2%
Operating Income	$370,538		$(40,511)		$411,049
Effective tax rate	23.3%		29.8%		24.0%
Income from continuing operations, net of tax	$226,729		$(28,448)		$255,177
Diluted earnings per share from continuing operations	$0.70		$(0.09)		$0.79

Constant Currency

The following table reconciles the Company's results from continuing operations excluding charges for productivity initiatives in Fiscal 2012 to constant currency results for the current period.

(amounts in thousands, except per share amounts)	Results excluding charges for productivity initiatives in FY12	-	Currency Translation	-	Currency Translation Hedges	=	Constant Currency Results excluding charges for productivity initiatives in FY12
Continuing Operations

Total Company Sales
First Quarter Ended July 29, 2012	$2,791,224		(159,398)		-		$2,950,622	(c)
First Quarter Ended July 27, 2011	$2,832,598		-		-		$2,832,598
Change	$(41,374)						$118,024
% Change	(1.5%)						4.2%

Total Company Marketing
First Quarter Ended July 29, 2012	$115,267		(8,163)		-		$123,430	(c)
First Quarter Ended July 27, 2011	$118,138		-		-		$118,138
Change	$(2,871)						$5,292
% Change	(2.4%)						4.5%

Total Company Operating Income
First Quarter Ended July 29, 2012	$410,338		(21,591)		-		$431,929	(c)
First Quarter Ended July 27, 2011	$411,049	(b)	-		-		$411,049	(b)
Change	$(711)						$20,880
% Change	(0.2%)						5.1%

North American Consumer Products Operating Income
First Quarter Ended July 29, 2012	$183,431		(1,846)		-		$185,277	(c)
First Quarter Ended July 27, 2011	$190,778		-		-		$190,778
Change	$(7,347)						$(5,501)
% Change	(3.9%)						(2.9%)

Europe Operating Income
First Quarter Ended July 29, 2012	$137,194		(11,003)		-		$148,197	(c)
First Quarter Ended July 27, 2011	$137,439		-		-		$137,439
Change	$(245)						$10,758
% Change	(0.2%)						7.8%

Asia/Pacific Operating Income
First Quarter Ended July 29, 2012	$72,829		(6,486)		-		$79,315	(c)
First Quarter Ended July 27, 2011	$61,245		-		-		$61,245
Change	$11,584						$18,070
% Change	18.9%						29.5%

Rest of World Operating Income
First Quarter Ended July 29, 2012	$31,013		(2,257)		-		$33,270	(c)
First Quarter Ended July 27, 2011	$32,296		-		-		$32,296
Change	$(1,283)						$974
% Change	(4.0%)						3.0%

Earnings per share from continuing operations- Diluted
First Quarter Ended July 29, 2012	$0.87		(0.06)		0.01		$0.91	(c)
First Quarter Ended July 27, 2011	$0.79	(b)	-		-		$0.79	(b)
Change	$0.08						$0.12
% Change	10.1%						15.2%

Organic Sales	Organic Sales Growth (a)	+	Foreign Exchange	+	Acquisitions/ Divestitures	=	Total Net Sales Change

Q1 FY13 Emerging Markets	19.3%		(12.4%)		4.3%	(d)	11.2%
Q1 FY13 global ketchup	3.7%		(4.8%)		0.0%		(1.2%)
Q1 FY13 Top 15 brands	5.9%		(5.8%)		0.0%		0.1%
Q1 FY13 U.S. Consumer Products	1.2%		0.0%		(2.4%)		(1.2%)

(a) Organic sales growth is a non-GAAP measure that excludes the impact of foreign currency translation rates and acquisitions/divestitures.
(b) Excludes costs in Fiscal 2012 associated with targeted workforce reductions, asset write-offs associated with factory closures and other implementation costs in order to increase manufacturing effectiveness and accelerate productivity on a global scale. Other implementation costs primarily include professional fees and relocation costs for the establishment of a European supply chain hub in the Netherlands.

(c) Excludes currency translation versus FY12 average rates as well as current year translation hedge.
(d) Emerging Markets sales in Fiscal 2013 now include the markets of Papua New Guinea, South Korea and Singapore. Sales in these markets were included in Developed Markets sales in the prior year and therefore, were treated as an acquisition variance when comparing current year sales to the prior year for Emerging Markets.

(Totals may not add due to rounding)

H.J. Heinz Company
Non-GAAP Performance Ratios

Sales Variances
The following table illustrates the components of the change in net sales versus the prior year.

	2006(b)(d)	2007(b)(d)	2008(d)	Q109(d)	Q209(d)	Q309(d)	Q409(d)	2009	Q110(d)	Q210(d)	Q310(d)	Q410(d)	2010
Total Heinz (Continuing Operations):
Volume	3.9%	0.8%	3.9%	5.4%	(0.9%)	(6.2%)	(1.9%)	(1.2%)	(3.9%)	(3.8%)	1.2%	1.6%	(1.3%)
Price	(0.1%)	2.2%	3.5%	5.3%	7.2%	8.1%	7.6%	7.2%	6.0%	4.6%	1.8%	1.0%	3.4%
Acquisition	5.0%	1.3%	0.7%	0.7%	1.2%	2.5%	3.4%	2.0%	3.1%	3.1%	2.9%	0.3%	2.4%
Divestiture	(1.2%)	(3.1%)	(0.8%)	0.0%	(0.2%)	(0.1%)	(0.2%)	(0.2%)	(0.2%)	0.0%	0.0%	0.0%	(0.1%)
Exchange	(1.4%)	2.8%	5.2%	4.1%	(3.2%)	(11.3%)	(13.9%)	(6.6%)	(9.0%)	(1.0%)	6.9%	5.5%	0.5%
Total Change in Net Sales	6.1%	3.9%	12.3%	15.5%	4.0%	(7.1%)	(5.0%)	1.3%	(4.0%)	2.9%	12.7%	8.3%	4.9%
Total Organic Growth (a)	3.8%	3.0%	7.4%	10.7%	6.3%	1.9%	5.7%	6.0%	2.1%	0.8%	3.0%	2.6%	2.1%

				Q111(d)	Q211(d)	Q311(d)	Q411(d)	2011	Q112	Q212	Q312	Q412(c)	2012(c)
Total Heinz (Continuing Operations):
Volume				2.5%	0.3%	0.5%	(0.3%)	1.0%	(0.6%)	(2.8%)	0.5%	1.5%	(0.3%)
Price				1.1%	0.6%	1.2%	1.9%	1.2%	3.7%	4.4%	4.2%	3.0%	3.8%
Acquisition				0.1%	0.1%	1.2%	1.1%	0.6%	4.7%	5.0%	3.7%	3.1%	4.1%
Divestiture				0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	(0.6%)	(0.7%)	(0.7%)	(0.5%)
Exchange				(2.1%)	(2.3%)	(1.4%)	3.3%	(0.5%)	7.2%	2.4%	(0.4%)	(1.4%)	1.8%
Total Change in Net Sales				1.6%	(1.2%)	1.5%	6.0%	2.2%	15.0%	8.4%	7.3%	5.5%	8.9%
Total Organic Growth (a)				3.6%	0.9%	1.7%	1.6%	2.2%	3.1%	1.6%	4.7%	4.5%	3.5%

				Q113
Total Heinz (Continuing Operations):
Volume				2.5%
Price				2.3%
Acquisition				0.0%
Divestiture				(0.6%)
Exchange				(5.6%)
Total Change in Net Sales				(1.5%)
Total Organic Growth (a)				4.8%

(a) Organic sales growth is a non-GAAP measure that excludes the impact of foreign currency exchange rates and acquisitions/divestitures.
(b) Fiscal 2007 had one less week than Fiscal 2006
(c) Fiscal 2012 had 2 extra business days than Fiscal 2011
(d) Amounts have not been restated for the disposal of the U.S. Foodservice frozen desserts business, which was reported in discontinued operations in Fiscal 2013.

(Totals may not add due to rounding)

CONTACT:
H.J. Heinz Company
Media:
Michael Mullen, 412-456-5751
Michael.mullen@us.hjheinz.com
or
Investors:
Margaret Nollen, 412-456-1048
Mary Ann Bell, 412-237-9760